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                                                                    EXHIBIT 21.1


                              List of Subsidiaries
                              --------------------


SUBSIDIARY - DOING BUSINESS AS                           STATE OF INCORPORATION



Earth Care Products of America, Inc. (inactive)                Florida
Earth Care Products of Tennessee, Inc.                         Florida
Earth Care Products of the Midwest, Inc.                       Florida
Earth Care Products of New Jersey, Inc. (inactive)             Florida
Clean Earth of New Castle, Inc.                                Delaware
Delaware Improvement Corp. (inactive)                          Delaware
Clean Earth In-Situ (inactive)                                 Delaware
Recycled Plastics Industries, Inc.                             Wisconsin
Advanced Remediation and Disposal Technologies, Inc.           Pennsylvania
Environmental Specialty Products, Inc.                         California
Integrated Technical Services, Inc.                            New Jersey
Enviroplastics Corporation                                     Delaware
Chesapeake Plastic Lumber, Inc.                                Delaware
Green Horizon Environmental, Inc.                              Pennsylvania
Waste Concepts, Inc.                                           Pennsylvania